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                                                                   EXHIBIT 10.28

                             TRENDWEST RESORTS, INC.

                         1997 Employee Stock Option Plan


         SECTION 1 Purpose. The purpose of the Trendwest Resorts, Inc. 1997 Employee Stock Option Plan (the "Plan") is to enable Trendwest Resorts, Inc. (the "Company") to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

         SECTION 2 Stock Subject to Plan. The stock subject to this Plan shall be the Company's common stock, no par value per share (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10, the aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options granted under this Plan shall not exceed 5% of the shares of Common Stock outstanding from time to time. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

         SECTION 3 Administration. The Plan shall be administered by the Board of Directors of the Company, in accordance with the following terms and conditions:

                3.1 General Authority. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to determine all matters relating to options to be granted under the Plan, including the selection of individuals to be granted options, the number of shares to be subject to each option, the exercise price, the term, whether such options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Board of Directors of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board of Directors in its sole discretion, may grant incentive stock options ("Incentive Stock Options") as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and/or nonqualified stock options ("Nonqualified Stock Options"). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The type of option granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be clearly identified by the Board of Directors when granted. The term option when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock Options, collectively.


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                3.2     Delegation to a Committee. Notwithstanding the
foregoing, the Board of Directors, if it so determines, may delegate any or all authority for the administration of the Plan to a committee of the Board of Directors (the "Committee") comprised exclusively of two or more Non-Employee Directors as that term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and thereafter references to the Board of Directors in this Plan shall be deemed to be references to the Committee to the extent provided in the resolution establishing the committee.

                3.3 Replacement of Options. The Board of Directors, in its absolute discretion, may grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be cancelled or exchanged in connection with such grant. The number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option, shall be determined in accordance with the Plan and may be different from the provisions of the cancelled or exchanged options. Alternatively, the Board of Directors may, with the agreement of the Optionee, amend previously granted options to establish the exercise price at the then current fair market value of the Company's Common Stock.

                3.4 Loans to Optionees. The Board of Directors, in its absolute discretion, may provide that the Company loan to Optionees sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Board of Directors shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity and interest rate.

         SECTION 4 Eligibility. Options may be granted only to persons who, at the time the option is granted, are directors, employees, consultants or independent contractors of the Company or any of its present or future parent or subsidiary corporations (as those terms are used in Section 422(a)(2) and (d)(1) and Section 424(e) and (f) of the Code, hereafter a "Parent" or "Subsidiary"). Any individual to whom an option is granted under this Plan shall be referred to hereinafter as "Optionee." Any Optionee may receive one or more grants of options as the Board of Directors as shall from time to time determine, and such determinations may be different as to different Optionees and may vary as to different grants. Optionees who are not employees will only be eligible to receive Nonqualified Stock Options.

         SECTION 5 Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Board of Directors shall deem advisable and which are not inconsistent with this Plan. Each option granted hereunder shall clearly indicate whether it is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

                5.1 Number of Shares; Exercise Price. The maximum number of shares that may be purchased pursuant to the exercise of each option shall be as established by the Board of Directors, provided, however, that the maximum number of shares with respect to

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which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 50,000 shares (the "Maximum Annual Optionee Grant"). The exercise price of all options granted hereunder shall be as established by the Board of Directors, but in no event shall be less than the fair market value per share of the Common Stock at the time the option is granted, as determined in good faith by the Board of Directors.

                5.2 Duration of Options. Subject to the restrictions contained in Section 9, the term of each option shall be established by the Board of Directors and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

                5.3 Exercisability. Each option shall prescribe the installments, if any, in which an option granted under the Plan shall become exercisable and the time periods after which such installments shall become exercisable. The Board of Directors, in its absolute discretion, may waive or accelerate any installment requirement contained in outstanding options. In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than 100) during the term of the option. Only whole shares shall be issued pursuant to the exercise of any option.

                5.4 Incentive Stock Option. Any option which is issued as an Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the option terms to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded. The Board of Directors may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an Incentive Stock Option prior to the expiration of two years after the date of grant of the option and one year from the date of exercise.

         SECTION 6 Nontransferability of Options. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution, or by gift to a revocable trust of which the Optionee is a trustee, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, such option thereupon shall terminate and become null and void. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Notwithstanding the foregoing, the Company may permit an Optionee to, during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation).


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         SECTION 7      Certain Limitations Regarding Incentive Stock Options.
The grant of Incentive Stock Options shall be subject to the following special limitations:

                7.1 Limitation on Amount of Grants. As to all Incentive Stock Options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit. No such limitation shall apply to Nonqualified Stock Options.

                7.2 Grants to 10% Shareholders. Incentive Stock Options may be granted a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary only if (a) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (b) the option is not exercisable after the expiration of five years from the date of grant.

         SECTION 8 Exercise of Options. Options shall be exercised in accordance with the following terms and conditions:

                8.1 Procedure. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised.

                8.2 Payment. Payment of the option price shall be made in full within 5 business days of the notice of exercise of the option and shall be in cash or bank-certified or cashier's checks, or personal check if permitted by the Board of Directors. To the extent permitted by the terms of the option grant and by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of Common Stock of the Company which have been held by the Optionee for a period of at least six months having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board of Directors. Such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as "pyramiding," which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Optionee is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares.

        If the Company's Common Stock is registered under the 1934 Act, and if permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations, (including, but not limited to, federal tax and securities laws and regulations) an option also may be exercised by delivery of a properly executed exercise notice together with irrevocable

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instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

                8.3 Federal Withholding Tax Requirements. Upon exercise of an option, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

         SECTION 9      Termination of Employment, Disability and Death

                9.1 General. If the employment of the Optionee by the Company, a Parent or a Subsidiary shall terminate by retirement or for any reason other than death, disability or cause as hereinafter provided, any Option granted hereunder may be exercised by the Optionee at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires).

                9.2 Disability. If the employment of the Optionee by the Company, a Parent or a Subsidiary is terminated because of the Optionee's disability (as herein defined), the option may be exercised by the Optionee at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if, and to the extent the Optionee was entitled to exercise the option at the date of such termination. For purposes of this section, an Optionee will be considered to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

                9.3 Death. In the event of the death of an Optionee while in the employ of the Company, a Parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Optionee was entitled to exercise the option at date of such death and only by the Optionee's personal representative if then subject

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to administration as part of the Optionee's estate, or by the person or persons to whom such Optionee's rights under the option shall have passed by the Optionee's will or by the applicable laws of descent and distribution.

                9.4 Termination for Cause. If the Optionee's employment with the Company, a Parent or a Subsidiary is terminated for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for Cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), violation of the Company's drug testing policiese, fraud, misconduct or disclosure of confidential information.

                9.5 Waiver or Extension of Time Periods. The Board of Directors shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Board of Directors may grant, pursuant to a specific resolution adopted at the time of grant, modify or eliminate the time periods specified in this
Section 9. However, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted. If an Optionee holding an Incentive Stock Option exercises such option, by permission, after the expiration of the various time periods specified in this Section 9, and by virtue of such exercise the option is no longer treated as an Incentive Stock Option under the Code, such Option shall automatically be converted into a Nonqualified Stock Option.

                9.6 Termination of Options. To the extent that the option of any deceased Optionee or of any Optionee whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 9, including any extension period, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted, notwithstanding any provision to the contrary.

                9.7 Non-employee Optionees. Options granted to Optionees who are not employees of the Company, a Parent or a Subsidiary at the time of grant shall not be subject to the provisions of this Section 9, except as specifically provided in the option.

         SECTION 10 Acceleration upon Change in Control. Notwithstanding any other provision of the Plan, if the Board determines that a Change in Control (as defined in the next paragraph) has occurred or is about to occur, the options theretofore granted hereunder to a person who at the time of the Change in Control is an employee, consultants or independent contractor of the Company or any of its subsidiaries shall, subject to the approval of the Board and the satisfaction of any applicable requirements or limitations of Rule 16b-3 under the Exchange Act, become exercisable to the full extent theretofore not exercised, but in no event after the option period specified in each individual option agreement.


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                        For purposes of this Section 10 only, a Change in
Control of the Company shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (B) during any period of two consecutive years individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         SECTION 11     Option Adjustments

                11.1 Adjustments Upon Changes in Capitalization. The aggregate number and class of shares on which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up, spin-off or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                11.2 Effect of Certain Transactions. Except as provided in subsection 11.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.


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                11.3    Conversion of Options on Stock for Stock Exchange. If
the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization (other than a merger or reorganization of the Company in which the holders of Common Stock immediately prior to the merger or reorganization have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or reorganization), all options granted hereunder shall terminate in accordance with the provision of subsection 11.2 unless the Board of Directors and the corporation issuing the Exchange Stock, in their sole and arbitrary discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of the such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

                11.4 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                11.5 Determination of Board of Directors to be Final. All such adjustments shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         SECTION 12     Securities Regulations

                12.1 Compliance. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of the Nasdaq Stock Market or any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                12.2 Representations by Optionee. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such

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representation is required by any relevant provision of the laws referred to in
Section 12.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

         SECTION 13 Employment Rights. Nothing in this Plan or any option or right granted pursuant hereto shall confer upon any Optionee any right to be continued in the employment or service of the Company, a Parent or any Subsidiary of the Company or to remain a director, or to interfere in any way with the right of the Company, a Parent or any Subsidiary, in its sole discretion, to terminate such Optionee's employment or service at any time or to remove the Optionee as a director at any time.

         SECTION 14     Amendment and Termination

                14.1 Action by Shareholders. The Plan may be terminated, modified or amended by the shareholders of the Company.

                14.2 Action by Board of Directors. The Board of Directors may at any time suspend, amend or terminate this Plan. No termination, suspension or amendment of the Plan may, without the consent of each Optionee to whom any option shall theretofore have been granted, adversely affect the rights of such Optionees under such options.

                14.3 Automatic Termination. Unless the Plan shall theretofore have been terminated as herein provided, this Plan shall terminate ten (10) years from the earlier of: (a) the date on which the Plan is adopted; or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

         SECTION 15 Effective Date of the Plan. This Plan shall become effective on the date of its adoption by the Board of Directors of the Company and options may be granted immediately thereafter but no option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any options granted thereunder shall be null and void.

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